Exhibit 99.1

Media Contact:	Investor Contact:
Barbara Henderson	Anthony Runnels
SVP, Worldwide Corp. Comm.	Sr. Manager, Investor Relations
(310) 410-9600 ext. 32736	(310) 410-9600 ext. 32205
HERBALIFE LTD. ANNOUNCES PRELIMINARY UNAUDITED FOURTH QUARTER 2006
FINANCIAL RESULTS
Company Provides Revised 2007 Guidance
LOS ANGELES, January 4, 2007 — Herbalife Ltd. (NYSE: HLF) today announced it anticipates reporting record net sales between $482.7 and $484.7 million for its fourth quarter ended December 31, 2006 when it files its annual report on Form 10-K in late February 2007, reflecting a year-over-year increase between 18.0 percent and 18.5 percent. The expected net sales results reflect strong double digit growth in the U.S., Mexico and several South American and Southeast Asian markets. “Our distributors had a tremendously successful year expanding their businesses into new markets and more deeply penetrating existing markets,” said Michael O. Johnson, the company’s chief executive officer. “As a result, we believe the 2006 goal of exceeding $3.0 billion in retail sales1 has been achieved,” he continued.
Based on its expected net sales growth, the company anticipates that fourth quarter 2006 diluted earnings per share will be within its previously announced range of $0.52 to $0.55, excluding expenses associated with its realignment for growth initiative.
2007 Guidance
Based upon its preliminary fourth quarter 2006 financial results, the company is updating its full year 2007 guidance to reflect current business trends and is also providing first quarter 2007 guidance.
For the full year 2007, the company is reaffirming its previously announced diluted earnings per share guidance of $2.40 to $2.47, excluding expenses associated with its realignment for growth initiative. This guidance reflects net sales growth of between 6.0 percent and 10.0 percent (compared to 10.0 percent to 15.0 percent initially issued on November 6, 2006), coupled with improved operating margins and a lower effective tax rate.
The company’s outlook for net sales growth in 2007 reflects current business trends, primarily slower than expected net sales growth in Mexico. The company expects the adverse impact on overall 2007 net sales growth from this recent trend in Mexico will be partially offset by net sales growth in several other countries, primarily the U.S.
The company is also providing first quarter 2007 guidance with expected net sales growth in the range of between 6.0 percent and 10.0 percent, an effective tax rate between 35.0 percent and 36.0 percent and diluted earnings per share guidance in the range of $0.50 to $0.55, excluding expenses associated with its realignment for growth initiative.
Investor Conference Call
Herbalife’s management team will host an investor call to discuss its updated 2007 guidance and current business trends. The conference call will be conducted on Friday, January 5, 2007 at 8 a.m. PST (11 a.m. EST). The conference call numbers are (866) 802-4328 for domestic calls and (703) 639-1322 for calls made from outside the United States. An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 1022392.

[1]	See Schedule B “Reconciliation of Non-GAAP Financial Measures” for more detail.

About Herbalife Ltd.
Herbalife (http://www.herbalife.com) is a global network marketing company that sells weight-management, nutritional supplements and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 63 countries through a network of more than one million independent distributors. The company supports the Herbalife Family Foundation (http://www.herbalifefamily.org) and its Casa Herbalife program to bring good nutrition to children. Please visit Investor Relations (http://ir.herbalife.com) for additional financial information.
Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.
     Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in this prospectus. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:
•	our relationship with, and our ability to influence the actions of, our distributors;

•	adverse publicity associated with our products or network marketing organization;

•	uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

•	risk of our inability to obtain the necessary licenses to conduct a direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	risk of improper action by our employees or international distributors in violation of applicable law;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program, including the direct selling market in which we operate;

•	risks associated with operating internationally, including foreign exchange risks;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance on our management team;

•	uncertainties relating to the application of transfer pricing, duties and similar tax regulations;

•	taxation relating to our distributors; and

•	product liability claims.

SCHEDULE A: 2007 FINANCIAL GUIDANCE
2007 Guidance
For the Three and Twelve Months Ended December 31, 2007

	Three Months Ended		Twelve Months Ended
	March 31, 2007		December 31, 2007
	Low	High	Low	High
Net sales growth vs. 2006	6.0%	10.0%	6.0%	10.0%
Effective tax rate	35.0%	36.0%	35.0%	36.0%
Diluted EPS (1)	$0.50	$0.55	$2.40	$2.47
Cap Ex ($ mm’s)	$10.0	$15.0	$35.0	$45.0

(1)	Excludes expenses expected to be incurred relating to the company’s realignment for growth initiative.
SCHEDULE B: RECONCILATION OF NON-GAAP FINANCIAL MEASURES
The following is a reconciliation of retail sales to net sales. The company’s use of retail sales reflects the fundamental role of “retail sales” in the company’s accounting systems, internal controls and operations, including the basis upon which the company’s independent distributors are paid.
Preliminary Reconciliation of Retail Sales to Net Sales (unaudited)
For the Twelve Months Ended December 31, 2006

Twelve Months Ended
December 31, 2006
(in billions, estimated)
Retail sales	$3.1
Distributor allowance	(1.5)

Product sales	$1.6
Handling and freight income	0.3

Net sales	$1.9